Exhibit 10.7

AGREEMENT TO ASSIGN AND ASSUME

EMPLOYMENT AGREEMENT

This Agreement (this “Agreement”) is an agreement to assign and assume an employment agreement, and is entered into as of June 22, 2006 (“Agreement Date”) by and among WT Holdings Corporation, a Delaware corporation (the “Company”), Profits Dreams Development Limited, a British Virgin Islands corporation (“PDD”) and the undersigned executive (“Executive”).

RECITALS

WHEREAS, PDD has entered into an employment agreement with the Executive dated June 1, 2006 (the “Employment Agreement”), attached hereto as Exhibit A;

WHEREAS, concurrently herewith, the Company and PDD are entering into an Agreement and Plan of Share Exchange (“Exchange Agreement”) by and among WT Holdings on the one hand, and Horizon Corporation Limited, a Hong Kong corporation (“Horizon”), Mr. Ricky Kee Kwong Tsoi and Mr. Alex Chun Shan Yue as the shareholders (the “PDD Shareholders”) of Profits Dreams Development Ltd. (“PDD”), and the shareholders (the “FRHL Shareholders”) of Forever Rise Holding Limited (“FRHL”) on the other hand;

WHEREAS, the Board of Directors of the Company has approved this Agreement and the appointment of the Executive to the officer position specified in the Employment Agreement; and

WHEREAS, the parties hereto desire that PDD’s rights and obligations under the Employment Agreement be assigned to and assumed by the Company, in connection with and effective upon the closing of the transactions under the Exchange Agreement (“Effective Date”).

AGREEMENT

1. Assignment and Assumption. Upon the Effective Date, PDD assigns, and the Company assumes, all rights, duties and obligations under the Employment Agreement.

2. Acknowledgement by Executive. The Executive hereby agrees and acknowledges that as of the Effective Date, his or her employment with PDD will be effectively terminated, and the Executive shall become an officer and an employee of the Company, with the duties and responsibilities as set forth in the June 1, 2006 Employment Agreement, and as determined from time to time by the Board of Directors of the Company.

AGREEMENT TO ASSIGN AND ASSUME EMPLOYMENT AGREEMENT

3. Miscellaneous.

3.1 Survival. The obligations and rights imposed upon the parties hereto by the provisions of the Employment Agreement are independent, and shall survive any termination of this Agreement.

3.2 Applicable Law; Venue. This Agreement and the rights and obligations of the parties hereunder shall be construed under, and governed by, the laws of Hong Kong without giving effect to conflict of laws provisions. Any dispute arising with respect to employment of the Executive under this Agreement, the termination thereof, or a breach of covenant of good faith and fair dealing related to the Executive’s employment, unless settled by agreement, shall be conclusively settled by final and binding decision of a court in the Hong Kong Special Administrative Region.

3.3 Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable in any relevant jurisdiction, then such illegal or unenforceable provision shall be modified by the proper court, if possible, but only to the extent necessary to make such provision enforceable, and such modified provision and all other provisions of this Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby; provided that, any such modification shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such determination of illegality or unenforceability is made.

3.4 Prior Understandings. This Agreement contains the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement, is intended as a final expression of such parties’ agreement with respect to such terms as are included in this Agreement, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

3.5 Interpretation. Whenever the context so requires in this Agreement, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

AGREEMENT TO ASSIGN AND ASSUME EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

THE COMPANY:

WT HOLDINGS CORPORATION, a Delaware corporation

By:	/s/ Ke Huang
Ke Huang
Chief Executive Officer

EXECUTIVE:

/s/ Danny Sau Kwong Leung
Danny Sau Kwong Leung

AGREEMENT TO ASSIGN AND ASSUME EMPLOYMENT AGREEMENT

EXHIBIT A

EMPLOYMENT AGREEMENT

Profits Dreams Development Limited

Room 1508-09, Peninsula Square

18 Sung On Street, Hunghom, Hong Kong

June 1, 2006

Mr. Danny Sau Kwong Leung

Dear Mr. Leung

Profits Dreams Development Limited. (the “Company” or “Profits Dreams”) is pleased to offer you the position of Chief Operating Officer (“COO”), at a yearly salary of HK$1,596,000.00, payable to you every month.

Profits Dreams is also pleased to inform you that you will be entitled to the benefits that Profits Dreams customarily makes available to employees in positions comparable to yours and it will be recommended to the Board of Directors (“the Board”) that you will be granted an option for the purchase of shares of the Company’s Common Stock from time to time in sole discretion of the Board.

The Company requests that a departing employee refrain from using or disclosing Profit Dreams’ confidential information in any manner which might be detrimental to or conflict with the business interests of Profits Dreams or its employees. This Agreement does not prevent a former employee from using his or her general knowledge and experience-no matter when or how gained-in any new field or position.

All inventions conceived or developed by you in which the equipment, supplies, facilities, or trade secret information of the Company was used, or that relate to the business of the Company or to the Company’s actual or demonstrably anticipated research and development, or that result from any work performed by you for the Company will remain the property of the Company. All other inventions conceived or developed by you during the term of this Agreement will remain the property of you.

AGREEMENT TO ASSIGN AND ASSUME EMPLOYMENT AGREEMENT

We hope that you and Profits Dreams will find mutual satisfaction with your employment. All of us at Profits Dreams are very excited about your joining our team and look forward to a beneficial and fruitful relationship. Nevertheless, employees have the right to terminate their employment by giving Profits Dreams three months prior notice with or without cause or notice, and the Company reserves for itself an equal right. We both agree that any dispute arising with respect to your employment, the termination of that employment, or a breach of any covenant of good faith and fair dealing related to your employment, shall be conclusively settled by final and binding court in Hong Kong Special Administrative Region.

This letter contains the entire agreement with respect to your employment. The terms of this offer may only be changed by written agreement, although the Company may from time to time, in its sole discretion, adjust the salaries and benefits paid to you and its other employees. Should you have any questions with regard to any of the items indicated above, please call me. Kindly indicate your consent to this employment agreement by signing and returning a copy of this letter to me.

Your starting date for commencement of employment will be June 1, 2006, unless otherwise mutually agreed in writing.

Very truly yours,	ACCEPTED:

For and on behalf of:

Profits Dreams Development Limited

/s/ Ricky Tsoi	/s/ Danny Leung
Mr. Ricky Tsoi	Mr. Danny Leung
Chief Executive Officer
Date:	Date:

AGREEMENT TO ASSIGN AND ASSUME EMPLOYMENT AGREEMENT